UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2012 we entered into a $10,000,000 revolving credit facility (the “Credit Line”) with Comerica Bank (“Comerica”). The Credit Line has a maturity date of October 5, 2014. The Credit Line is pursuant to a Loan and Security Agreement with Comerica which allows for revolving cash borrowings under a secured credit facility of up to the lesser of (i) $10,000,000 or (ii) 80% of certain eligible domestic accounts receivable held by us that arise in the ordinary course of our business and 90% of eligible foreign accounts receivable held by us that arise in the ordinary course of our business, in each case, reduced by the aggregate face amount of any outstanding letters of credit and the aggregate limits and credit card processing reserves in respect of any corporate credit cards issued to us. Advances under the Credit Line bears interest at a daily adjusting London Interbank Offered Rate plus a margin of 4.75%.

This credit facility will allow us to borrow up to $8.4 million against eligible foreign and domestic receivables and will cover an existing $1.6 million letter of credit commitment to our landlord. The credit facility also immediately frees up $1.6 million in restricted cash which had previously secured the letter of credit.

Subject to certain exceptions, all borrowings under the Credit Line are secured by substantially all of our assets, excluding our intellectual property.

The Credit Line includes limitations (subject to customary baskets and exceptions) on our ability to, among other things, dispose of assets, move cash balances on deposit with Comerica to another depositary, engage in any business not related to our current business strategy, engage in certain mergers and acquisitions, incur debt, grant liens, make certain restricted payments such as dividend payments, make certain investments, enter into certain transactions with affiliates, make payments on subordinated debt, and store inventory or equipment with certain third parties, and contains usual and customary covenants for an arrangement of its type.

The events of default under the Credit Line include, among other things, payment defaults, breaches of covenants, the occurrence of a material adverse change in our business, judgments against us, material misrepresentations by us and bankruptcy events. In the case of a continuing event of default, Comerica may, among other remedies, eliminate its commitment to make further credit available, declare due all unpaid principal amounts outstanding, and foreclose on all collateral to satisfy any unpaid obligations.

Copies of the definitive agreements for the Credit Line will be filed with the Securities and Exchange Commission in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: October 8, 2012	By:	/s/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Title:	Chief Financial Officer